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                                                                Exhibit 23.1(e)

                             ARTHUR ANDERSEN LLP



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 2, 1995 (except with respect to the matters discussed in Note 5 and Note 1, as to which the dates are November 2, 1995 and March 14, 1996, respectively) included in Boston Scientific Corporation's Form 8-K dated March 14, 1996 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Miami, Florida,
February 25, 1997.